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Exhibit (11)  - Statement Re: Computation of Earnings per Unit

                                                                      Six Months Ended                Three Months Ended
                                                                ----------------------------     ----------------------------
                                                                December 31,   December 31,      December 31,    December 31,
                                                                    1996           1995              1996            1995
                                                                ------------   -------------     ------------    ------------

Average units outstanding                                         5,740,512       5,936,776        5,604,860       5,641,278

Net effect of dilutive stock options based on the treasury
 stock method using average market price                            239,651         166,454          241,843         166,454
                                                                ------------------------------------------------------------
Average units outstanding                                         5,980,163       6,103,230        5,846,703       5,807,732

Units equivalent to 1% General Partnership interest of BCLP          60,406          61,649           59,058          58,664
                                                                ------------------------------------------------------------

Average units outstanding                                         6,040,569       6,164,879        5,905,760     $ 5,866,396
                                                                ============================================================

Income from continuing operations:
  Income before interests of General Partners                   $ 1,336,252    $  5,640,638      $ 4,543,740     $ 8,648,781

  Applicable to interests of General Partners of subsidiary
   partnerships                                                      29,447          48,696           54,868          73,698
                                                                ------------------------------------------------------------
                                                                  1,306,805       5,591,942        4,488,872       8,575,083

  Applicable to 1% General Partnership interest of BCLP              13,068          55,919           44,889          85,751
                                                                ------------------------------------------------------------

Applicable to interests of Limited Partners                     $ 1,293,737    $  5,536,023      $ 4,443,983     $ 8,489,332
                                                                ============================================================

Per Limited Partnership Unit                                    $      0.22    $       0.91      $      0.76     $      1.46
                                                                ============================================================

Net Income:
  Income before interests of General Partners                   $ 1,336,252    $ 44,054,351      $ 4,543,740     $ 7,848,781

  Applicable to interests of General Partners of subsidiary
   partnerships                                                      29,447         611,605           54,868          63,698
                                                                ------------------------------------------------------------
                                                                  1,306,805      43,442,746        4,488,872       7,785,083
  Applicable to 1% General Partnership interest of BCLP              13,068         434,427           44,889          77,851
                                                                ------------------------------------------------------------

Applicable to interests of Limited Partners                     $ 1,293,737    $ 43,008,319      $ 4,443,983     $ 7,707,232
                                                                ============================================================

Per Limited Partnership Unit                                    $      0.22    $       7.05      $      0.76     $      1.33
                                                                ============================================================
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